UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 14, 2008

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                                                     Maryland                                        1-11533                                      74-2123597

                                        (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

                                               of Incorporation)                                                                                 Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 Pages

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 14, 2008, the Compensation Committee (the "Committee") of the Company's Board of Directors established the performance measures for the Company's 2008 cash incentive bonus awards for officers of the Company.  The annual incentive performance goals are not set forth in a written agreement.

The amount of the annual cash bonus that an officer may receive is based upon two components - (a) an individual performance goal component, and (b) a company performance goal component.  Fifty percent of the total cash bonus award for each officer will be awarded, at the discretion of the officer's immediate supervisor or the Committee, as the case may be, based on the achievement of predetermined individual performance goals that pertain to the officer's area of responsibility.  The remaining fifty percent is based on the achievement of goals related to Company performance as measured by the Company's adjusted funds from operations (FFO) per share in 2008.  The Committee has established a threshold and a maximum adjusted FFO performance goal for 2008.  The Committee has determined that the adjustments to FFO (as computed in accordance with standards established by the National Association of Real Estate Investment Trusts) should include the amortization of above/below market leases, changes for impairment of value to real estate, expenses related to the early extinguishment of debt, the expense of original issue cost associated with redemption of preferred stock, the gain or loss of sales of real property and similar adjustments that may be made in the Committee's sole discretion.

The following table lists the maximum cash bonuses that the Company's named executive officers are eligible to receive with respect to 2008 if the individual and Company performance goals are met or exceeded:

Name and Title	Bonus for Achievement of Individual Performance Goals	Bonus for Achievement of Company Performance Goals
	(Maximum)	(Threshold)	(Maximum)
Steven G. Rogers................... President and Chief Executive Officer	$163,322	$81,661	$163,322
William R. Flatt Executive Vice President, Chief Operating Officer and Secretary	$70,000	$35,000	$70,000
James M. Ingram................... Executive Vice President and Chief Investment Officer	$46,752	$23,376	$46,752
Mandy M. Pope.................... Senior Vice President, Controller and Interim Chief Financial Officer	$24,750	$12,375	$24,750
Thomas C. Maloney............... Executive Vice President and Senior Asset Manager	$52,108	$26,054	$52,108
G. Mitch Mattingly................. Executive Vice President and Senior Asset Manager	$37,159	$18,580	$37,159

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Also on January 14, 2008, the Committee awarded a total of 34,542 shares of restricted stock to officers of the Company, including the following awards to the Company's named executive officers:

Name and Title	Restricted Stock Award
Steven G. Rogers............................. President and Chief Executive Officer	6,250
William R. Flatt Executive Vice President, Chief Operating Officer and Secretary	3,125
James M. Ingram............................. Executive Vice President and Chief Investment Officer	3,125
Mandy M. Pope.............................. Senior Vice President, Controller and Interim Chief Financial Officer	2,125
Thomas C. Maloney........................ Executive Vice President and Senior Asset Manager	2,500
G. Mitch Mattingly........................... Executive Vice President and Senior Asset Manager	2,500

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The restricted stock awards for the executive officers named above are time-based awards and will vest January 14, 2012.  Of the total restricted stock awards awarded on January 14, 2008, 34,375 are time-based awards that will vest on January 14, 2012 and 167 are performance-based awards that will vest on January 10, 2009, assuming certain performance targets are met.  The awards are made in accordance with the terms of the Company's 2003 Equity Incentive Plan (the "Incentive Plan") and each award is governed by a restricted stock agreement.  The Company's stockholders approved the Incentive Plan at the Company's 2003 Annual Meeting of Stockholders.  The Incentive Plan was filed with the SEC on April 1, 2003 as part of the Company's definitive proxy statement.  The Form of Restricted Stock Award Agreement for time-based awards was previously filed as Exhibit 10.2 to the Company's Form 8-K filed with the SEC on June 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 16, 2008

PARKWAY PROPERTIES, INC.

By:    ______________________________

   Mandy M. Pope

Senior Vice President, Controller and

Interim Chief Financial Officer

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